UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 23, 2005

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

Mr. McMahon’s Employment Agreement

On December 23, 2005, Consolidated Edison, Inc. (“Con Edison”) and John D. McMahon entered into a new employment agreement (the “Agreement”), which supersedes their employment agreement, dated September 1, 2000, except for his rights under plans, programs and grants. Pursuant to the Agreement, Mr. McMahon will continue to be employed as President and Chief Executive Officer of Orange and Rockland Utilities, Inc., a Con Edison subsidiary, and will continue his responsibility for Con Edison’s regulatory services. Mr. McMahon’s term of employment under the Agreement continues until August 31, 2007, with automatic one-year renewal periods unless notice to the contrary is received at least six months prior to the end of the employment term. The Agreement provides that Mr. McMahon will receive an initial base salary of $635,000, effective September 1, 2005. His target bonus for 2005 will be 80% of his base salary. He will also receive an award under Con Edison’s Long Term Incentive Plan and benefits commensurate with those provided to other senior executives.

In the event that Mr. McMahon’s employment is terminated by Con Edison other than for “cause” (as defined in the Agreement), he will be entitled to the aggregate of the following benefits:

1.	the sum of (a) any accrued but unpaid base salary, (b) a pro-rated target bonus for the year of termination, and (c) any accrued but unpaid vacation pay;

2.	an amount equal to the excess of (a) the actuarial equivalent of the benefit under Con Edison’s applicable qualified defined benefit retirement plan in which Mr. McMahon is participating immediately prior to his date of termination (the “Retirement Plan”), any excess or supplemental nonqualified defined benefit retirement plan in which he participates (together, the “SERP”), and to the extent applicable, any other defined benefit retirement arrangement between Con Edison and him (“Other Pension Benefits”), which he would receive if his employment continued for two additional years beyond the date of termination, assuming that all accrued benefits are fully vested, and assuming that his compensation for such deemed additional period was his base compensation as in effect immediately prior to the date of his termination and assuming a bonus in each year during such deemed additional period equal to the target bonus, over (b) the actuarial equivalent of his actual benefit (paid or payable), if any, under the Retirement Plan, the SERP and Other Pension Benefits as of the date of termination;

3.	a lump sum amount in cash equal to two times the sum of Mr. McMahon’s base compensation and target bonus;

4.	for a period of two years following the date of termination, Con Edison will continue to provide Mr. McMahon and his eligible dependents with medical, dental and Con Edison-provided life insurance benefits, provided that if he becomes employed by another employer and is eligible to receive medical or dental benefits, these benefits shall be secondary to those provided under such other plan. For purposes of determining Mr. McMahon’s eligibility (but not for the commencement of such benefits) for retiree benefits pursuant to such plans, he will be considered to have remained employed for two years following the date of termination;

5.	any equity awards will fully vest, with performance based equity grants being paid out at target;

6.	any compensation previously deferred (other than pursuant to a tax-qualified plan) by or on behalf of Mr. McMahon (together with any accrued interest or earnings thereon) whether or not then vested, will become vested on the date of termination; and

7.	limited outplacement services provided at the expense of Con Edison.

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In the event Mr. McMahon’s employment is terminated by Con Edison other than for “cause,” or by him with “good reason” during the period commencing six months prior to and ending 24 months following a “Change in Control” (as defined in the Agreement), Mr. McMahon will be entitled to the benefits (described above) for which he is eligible upon a termination by Con Edison other than for “cause,” except that references to the number two shall be increased to three.

In the event that Mr. McMahon terminates his employment voluntarily (other than for “good reason” during the period commencing six months prior to and ending 24 months following a “Change in Control”), any performance-based equity awards granted to Mr. McMahon will (a) vest pro-rata based on the number of full months that have elapsed from the date of grant of such award to the date of his termination of employment; (b) be payable at the time such award would otherwise have been paid had his employment not terminated; and (c) be based on Con Edison’s achievement of applicable performance criteria through the end of the applicable performance period. Any non-performance-based restricted stock or restricted stock unit awards granted to him prior to or during his employment term will vest pro-rata based on the number of full months that have elapsed from the date of grant of such award to the date of his termination of employment and be paid out within 30 days of the date his employment termination.

In the event that Mr. McMahon’s employment is terminated by Con Edison without “cause,” or he resigns at any time up to 24 months following a “Change in Control,” options granted to him prior to April 19, 2001 will remain exercisable until the third anniversary of the date his employment terminates, but in no event beyond the expiration of their stated terms; and options granted to him after April 19, 2001 will remain exercisable until the tenth anniversary of the grant date, but in no event beyond the expiration of their stated terms.

In the event that any payments made to Mr. McMahon under the Agreement (i) constitute “parachute” payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code, he will be entitled to receive gross-up payments from Con Edison to offset any excise tax, and any other taxes arising from the payment of the excise tax.

The Agreement provides that Mr. McMahon, for a specified period after termination of employment, is prohibited from competing with Consolidated Edison Company of New York, Inc. or Orange and Rockland Utilities, Inc. or other regulated business of Con Edison, or other than with the consent of Con Edison, any other material business of Con Edison, and from recruiting certain employees from Con Edison.

Con Edison will indemnify Mr. McMahon against all liabilities that he may incur as a result of his being an officer or director of Con Edison, or a trustee or fiduciary of an employee benefit plan of Con Edison.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing description should be read in conjunction with such exhibit.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1    Agreement, dated December 23, 2005, between Con Edison and John D. McMahon.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

DATE: December 23, 2005

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